Exhibit 10.10

FIRST AMENDMENT TO PURCHASE OPTION

THIS FIRST AMENDMENT TO PURCHASE OPTION is entered into as of the 1st day of  August, 2011 by and between Chicago Investments, Inc. (“CII”) and Dr. Tattoff, Inc. (“Tattoff”).

RECITALS

a.	CII and Tattoff previously entered into a certain Purchase Option January 21, 2011 (the “Original Purchase Option”), a copy of which is attached hereto and made a part hereof as Exhibit A.

b.
Pursuant to the terms of a certain Assignment of Option dated August 1, 2011, a copy of which is attached hereto and made a part hereof as Exhibit B (the “Assignment”), CII has assigned the right to exercise the Original Purchase Option to CIBC Trust Company (Bahamas) Limited (“CIBC”) with respect to Four Million Seven Hundred Forty Six Thousand Seven Hundred Fifteen (4,746,715) shares of Tattoff’s common stock for an aggregate purchase price of Two Hundred Fifty Thousand and No/100 United States Dollars (US $250,000.00), payable to Tattoff pursuant to the terms of the Original Purchase Option.

c.	CII and Tattoff each desire to amend the Original Purchase Option as more fully set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Tattoff acknowledges and consents to the Assignment.

2.	Paragraph 1 of the Original Purchase Option is hereby amended by deleting the phrase “August 10, 2011” and substituting the phrase “August 10, 2012” in its place and stead.

3.	This First Amendment to Purchase Option shall only be effective if CIBC exercises the assigned portion of the Original Purchase Option, in full, on or prior to August 10, 2011.

4.	Except as expressly amended herein, the Original Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan Agreement as of the day and date first above written.

Dr. Tattoff, Inc.	Chicago Investments, Inc.

By:	By:

Its:	Its: